As filed with the Securities and Exchange Commission on November 9, 1998
                                                              File No. 333-63901


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                               Amendment No. 1 to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MEDICAL DYNAMICS, INC.
                             ----------------------
               (Exact name of Registrant as specified in charter)

              Colorado                                           84-0631765
              --------                                           ----------
    (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                           Identification No.)


                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
                                 --------------
                   (Address, including zip code and telephone
                             number, including area
                   code, of registrant's principal executive
                                    offices)

                            Van A. Horsley, President
                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
                                 --------------
                     (Name, address, including zip code and
                        telephone number, including area
                           code, of agent for service)

          It is requested that copies of all correspondence be sent to:

                         Herrick K. Lidstone, Jr., Esq.
                             Norton o Lidstone, LLC
                           5445 DTC Parkway, Suite 850
                         Englewood, Colorado 80111-3053
                         Telephone Number (303) 221-5552
                         Facsimile Number (303) 221-5553

                           --------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
_____

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [xx]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
Title of Shares to     Amount to be           Proposed          Proposed      Amount of
be registered            registered            maximum           maximum   Registration
                                       aggregate price         aggregate            Fee
                                              per unit    offering price
---------------------------------------------------------------------------------------
Common 1                  1,125,000            $2.0625        $2,320,312           $684
---------------------------------------------------------------------------------------
Common 2                    630,000            $2.0625        $1,299,375           $383
---------------------------------------------------------------------------------------
Common 3                    150,000              $2.58          $387,000           $114
---------------------------------------------------------------------------------------
            Total         1,905,000                           $4,006,687         $1,181
---------------------------------------------------------------------------------------


     Pursuant  to Rule  416 of the  Securities  Act of 1933 and as  required  by
Section 2(a) of the registration rights agreement between the Company and the Selling Stockholder, this registration statement shall be deemed to cover such additional shares as may be issued to the Selling Stockholder to prevent dilution resulting from future dividends, stock distributions, stock splits or similar transactions.


     Pursuant to Rule 429, the prospectus included herein combines the prospectus previously included in the registrant's Registration Statement on Form S-3, Commission file number 333-42631. The prospectus included in this registration statement carries forward 544,532 shares included within the prior registration statement as follows: 58,667 shares issued prior to the date hereof upon conversion of the 1997 Debentures which have not, at the date hereof, been sold by the Selling Shareholder; up to 330,000 shares, representing 150% of the Shares estimated to be issuable to the Selling Shareholder upon conversion of its remaining 1997 Debentures (in a total principal amount of $440,000, calculated at Market Price on September 10, 1998); up to 71,250 shares representing 150% of the Shares estimated to be issuable to the Selling Shareholder in payment of interest (in a total estimated amount of $95,000) on its remaining 1997 Debentures (assuming such Debentures are held to maturity); and 84,615 shares issuable upon exercise of the 1997 Warrants.

--------

     1 The amount to be registered includes 825,000 shares (150% of the estimated number of shares) to be issued upon conversion of the 1998 Debentures (as defined under "Description of Securities" in the prospectus included in this form) and 300,000 shares (150% of the estimated number of shares) underlying the 1998 Debentures required to be purchased in December 1998, assuming conversion at the "Market Price" (as defined in the 1998 Debentures) at September10, 1998. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on September 10, 1998 pursuant to Rule 457(c).

     2 The amount to be registered includes 462,000 shares (150% of the estimated number of shares ) to be issued in payment of an estimated $616,000 interest on the 1998 Debentures and 168,000 shares to be issued in payment of an estimated $224,000 interest on the 1998
          Debentures required to be purchased in December 1998, which could accrue through the term of the 1998 Debentures assuming the calculation is based on the "Market Price" at September 10, 1998. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on September 10, 1998 pursuant to Rule 457(c).


     3 The amount to be registered includes 150,000 shares underlying the 1998 Warrants (as defined under "Description of Securities" in the prospectus included in this form), including the 40,000 1998 Warrants to be issued in connection with the purchase by the Selling Shareholder of an additional $400,000 1998 Debentures in November 1998. Registration fee is based on the exercise price of the 1998 Warrants pursuant to Rules 457(a) and (g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

               Subject to Completion, Dated_______________ , 1998

PROSPECTUS
----------
                             MEDICAL DYNAMICS, INC.


                     Up to 1,363,786 Shares of Common Stock
                  Offered for Resale by the Selling Shareholder

     This Prospectus relates to up to 1,363,786 shares of common stock of Medical Dynamics, Inc., a Colorado corporation (the "Company" or "MEDY") which are being offered and sold by The Tail Wind Fund, Inc., referred to herein as the "Selling Shareholder." The shares being offered by this Prospectus will be received by the Selling Shareholder upon conversion of convertible securities and the exercise of warrants which are defined in greater detail in the section below entitled "Selling Shareholder," but which are summarized as follows:

     up to 800,000 shares of MEDY's common stock (the "Common Stock") which are issuable to the Selling Shareholder as a result of the conversion of certain debentures referred to as the "1998 Debentures" in the aggregate principal amount of $1,500,000 based on a conversion price equal to the lesser of the "Ceiling Price" or of the Market Price (both as defined) on the business day immediately preceding the conversion date (the "Conversion Shares");

     up to 311,467 shares of the Common Stock which are issuable to the Selling Shareholder as interest on the 1998 Debentures to be calculated at Market Price (as defined) (the "Interest Shares");

     up to 150,000 shares issuable to the Selling Shareholder on exercise of a warrant to purchase Common Stock referred to as the "1998 Warrant" at an exercise price equal to $2.58 per share (the "Warrant Shares");

     up to 17,704 shares of the Common Stock which are issuable to the Selling Shareholder as interest on the 1997 Debentures to be calculated at Market Price (as defined) (the "Interest Shares"); and


     up to 84,615 shares issuable to the Selling Shareholder on exercise of a warrant referred to as the "1997 Warrant" at an exercise price equal to $3.375 per share (the "Warrant Shares").

     For the purposes of the 1998 and 1997 Debentures, "Market Price" is defined to mean the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market over the 60 trading day period immediately preceding the determination date. As of November 2, 1998, Market Price as defined in the 1998 Debentures would be $1.875 per share. The 1998 Debentures are currently convertible, and the 1997 and the 1998 Warrants are currently exercisable, subject, however, to the "5% Limitation" which is explained in the section entitled "Selling Shareholder," below.


     For the purposes of the 1998 Debentures, "Ceiling Price" is defined to mean 105% of the average closing bid price of the Common Stock for the twenty trading days prior to the effective date of this registration statement. The Ceiling Price is to be adjusted on July 31, 2000, to 105% of the Market Price on that date if the adjustment would result in a lower price, but in no event shall the Ceiling Price be adjusted to an amount less than $2.25. The number of shares available for sale by the Selling Shareholder has been estimated because the conversion of the convertible securities will be based in part on the market price of the Common Stock on the date of conversion.

     MEDY's common stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "MEDY." On November 2, 1998, Nasdaq reported that the last sale price of the Common Stock was $2.625 per share.


     The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder, but will receive the exercise prices payable upon exercise of the 1997 Warrants and the 1998 Warrants (if exercised for cash). There can be no assurance that all or any part of the Warrants will be exercised or that they will be exercised for cash. All expenses incurred in connection with this offering (not including, however, commissions or discounts paid or allowed by the Selling Shareholder to underwriters, dealers, brokers or agents) are being borne by the Company.

     The Selling Shareholder has not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares may be sold from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap market at the market prices then prevailing. Sales of the Shares also may be made through negotiated transactions or otherwise. The Selling Shareholder and the brokers and dealers though which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act of 1933, as amended, and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution" commencing at page 20, below.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND THEIR PURCHASE SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

     These Securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory, or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

                  The date of this prospectus is ______________

                              AVAILABLE INFORMATION
                              ---------------------

     Medical Dynamics, Inc. (referred to in this Prospectus as either the "Company" or "MEDY") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington D.C. 20549, and at the Regional Offices of the Commission: The World Trade Center, Suite 1300, New York, NY 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549. In addition, MEDY files its information with the Commission electronically through EDGAR and the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "MEDY," and copies of reports and other information are also available for inspection at The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     MEDY has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") with respect to the Shares offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information and exhibits set forth in the Registration Statement, of which this Prospectus is a part. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities maintained by the Commission described above. For further information, reference is made to the Registration Statement and its exhibits.

     The Company furnishes Annual Reports to the holders of its securities which contain financial information which have been examined and reported upon, with an opinion expressed by, its independent certified public accountants.

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

     The following documents filed with the Commission are incorporated into this Prospectus by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

     (2) The Company's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1997, March 31, 1998, and June 30, 1998.

     (3) The Company's Current Report on Form 8-K reporting an event of October 9, 1998, describing a line of credit the Company obtained from Norwest Business Credit, Inc.


     (4) The Company's Current Report on Form 8-K reporting an event of July 31, 1998, describing the Company's sale of the 1998 Debentures and the 1998 Warrants to the Selling Shareholder.

     (5) The Company's Current Report on Form 8-K reporting an event of April 9, 1998, describing the Company's acquisition of Command Dental Systems of Farmington Hills, Michigan.

     (6) The Company's Current Report on Form 8-K reporting an event of February 6, 1998, describing the Company's acquisition of Information Presentation Systems, Inc.

     (7) The Company's Current Report on Form 8-K reporting an event of January 5, 1998, describing the Company's letter of intent to acquire Information Presentation Systems, Inc.

     (8) The Company's Current Report on Form 8-K reporting an event of October 23, 1997, describing the Company's acquisition of Computer Age Dentist, Inc. and sale of the 1997 Debentures and the 1997 Warrants to the Selling Shareholder, including the amendment to this report incorporating the required financial statements.

     (9) The Company's proxy statement used in connection with its annual meeting of shareholders held June 11, 1998.

     All documents filed by MEDY pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering covered by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that statements contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any and all of the documents incorporated by reference herein (not including exhibits to those documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such documents should be directed to Medical Dynamics, Inc., 99 Inverness Drive East, Englewood, Colorado 80112, attn: Van A. Horsley, President; telephone (303) 790-2990, ext. 13.

     No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by MEDY, the Selling Shareholder or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              CAUTIONARY STATEMENT


     This Prospectus, including the information incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those statements relating to development of new products, the financial condition of MEDY, the ability to increase distribution of MEDY's products, integration of new businesses MEDY has acquired during the 1998 fiscal year, approval of MEDY's products as and when required by the Food and Drug Administration ("FDA") in the United States and similar regulatory bodies in other countries. The business and economic risks faced by MEDY and MEDY's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors as described above and including those set forth under "Risk Factors" below, and under "Item 1 - Business" and "Item 6 Management's Discussion and Analysis" in MEDY's annual report on Form 10- KSB for the fiscal year ended September 30, 1997, and in the subsequent filings pursuant to the Securities Exchange Act of 1934.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the information, including the financial statements, referred to elsewhere in this Prospectus.

The Company

     Medical Dynamics, Inc., a Colorado corporation incorporated in March 1971 ("MEDY" or the "Company"), is engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. MEDY's principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. MEDY has been manufacturing such cameras since August of 1981. In October 1997 MEDY acquired Computer Age Dentist, Inc. (CADI), a California corporation based in Los Angeles, California. CADI operates as a wholly-owned subsidiary of the Company which develops and sells practice management software and related electronic services to the dental profession. In February 1998, through CADI the Company acquired Information Presentation Systems, Inc. of Marietta, Georgia, one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. In April 1998, through CADI the Company acquired Command Dental Systems of Farmington Hills, Michigan, which develops and markets turn-key computer systems for the efficient management of dental practices.

     The Company's principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Its telephone number at that address is (303) 790-2990.

The Securities


     Currently the only class of securities of MEDY for which there is a public market is its Common Stock. As of September 30, 1998, there were 9,991,739 shares of its Common Stock outstanding. See "Description of Securities" commencing on page 21, of this Prospectus.


The Offering

     Up to 1,363,786 shares of Common Stock (the "Shares") are being offered hereby by the Selling Shareholder. These Shares will be received by the Selling Shareholder upon conversion and exercise of convertible securities described in "The 1997 Debentures and the 1997 Warrants" and "The 1998 Debentures and the 1998 Warrants" under the caption "Selling Shareholder" beginning on page 17 of this Prospectus. The number of shares available for sale by the Selling
Shareholder has been estimated because the conversion of the convertible securities will be based in part on the market price of the Common Stock on the date of conversion. The Selling Shareholder will receive all of the proceeds from the offer and sale of the Shares.

     The Company will pay the costs related to the filing of the registration statement in which this Prospectus is included. The Selling Shareholder will pay its own expenses related to the offer and sale of the Shares, including any underwriter discounts or commissions.



                                  RISK FACTORS
                                  ------------

     The securities offered hereby are speculative and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of MEDY and this offering before making an investment decision.


1. Losses from Operations. MEDY has a history of net operating losses, which, when accumulated, total $18,117,100 through June 30, 1998. This has resulted in working capital shortages from time to time. MEDY can give no assurance that it will be able to operate profitably in the future. The likelihood of the success of MEDY must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the regulatory environments in which MEDY operates, the problems related to research and development of new products subject to Food and Drug Administration ("FDA") and other government approvals and regulations, and substantial competition from other companies as to those products. (See the Financial Statements and related notes included in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)

2. Working Capital Shortages and Dependence on Third Party Financing. As discussed in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified, above, in "Documents Incorporated by Reference", MEDY has regularly incurred working capital shortages and has sought to alleviate these shortages through debt and equity financing provided by third party and affiliated investors and, most recently, through a working capital line of credit from an unaffiliated bank. There can be no assurance that such sources of capital will continue to be available on terms which are acceptable to MEDY. Eventually MEDY will be required to finance its operations with its cash flow, and MEDY is attempting to increase its revenues in an effort to do so. There can be no assurance, however, that the working capital shortages which MEDY has incurred will not continue and may not adversely affect MEDY's ability to raise additional debt or equity capital if necessary. (See the Financial Statements and related notes included in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)

3. Risk of Dilution from Conversion of Convertible Debentures. Assuming full conversion of the 1997 and 1998 Debentures as of the date hereof at the Market Price set forth on the cover page of this prospectus, 800,000 shares of Common Stock would be issued to the Selling Shareholder. This would represent approximately 8% of the Common Stock which would then be outstanding. Although this would result in a conversion of a liability on MEDY's balance sheet to equity, this would result in dilution to existing MEDY shareholders, many of whom may have purchased Common Stock in the over-the-counter market at a higher price than the price at which the Selling Shareholder would convert its Debentures. MEDY has the right to pay interest on the 1997 and 1998 Debentures in cash or shares of Common Stock at Market Price, in its discretion. To date MEDY has paid interest in shares of its Common Stock and intends to continue to do so in the future to conserve MEDY's working capital. It appears to MEDY that the Selling Shareholder has sold the shares underlying the 1997 Debentures and the Interest Shares pursuant to the existing registration statement shortly after converting the 1997 Debentures or receiving the Interest Shares. It can be expected that these sales, and perhaps even the threat of these sales, have had a negative impact on the market for the Common Stock.

4. Product Liability. MEDY could be subject to claims for personal injuries resulting from the use of its products. Although MEDY carries product liability insurance coverage in amounts it believes to be commercially reasonable within its industry, there can be no assurance that the amount of coverage would be sufficient to cover any proven claims. Claims proven and damages awarded in excess of the coverage limits would have a material adverse effect on MEDY. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)

5. Acquisition of New Businesses. During the fiscal year ended September 30, 1998, MEDY has acquired three new businesses. The Company is in the process of integrating its accounting, financial management, personnel, and business functions with those of its new businesses. There can be no assurance that MEDY will be able to do so successfully, or that it will be able to do so on a cost effective basis. Based on the experience of more than one year since the acquisition of CADI, and more than six months since the acquisition of IPS and CDS, MEDY does not foresee any difficulties in completing the integration of these new businesses. (See "Item 1 - Business" in MEDY's Annual Report on Form 10- KSB for the fiscal year ended September 30, 1997, and subsequent reports identified, above, in "Documents Incorporated by Reference", which reports are incorporated by reference.)

6. Need for Additional Financing and Risk of Dilution. The Company has not generated earnings in the past several years and there can be no assurance that MEDY will be able to do so in the future. Although management believes that the capital available to MEDY is sufficient to fund its short-term operations, it is unable to predict what additional expenses will be incurred beyond those contemplated since research, development, and marketing programs frequently involve unanticipated expenditures. To the extent additional capital is needed, MEDY may seek financing through additional offerings of equity or debt securities. Sales of additional equity securities could dilute the ownership interest of existing shareholders, including investors in this Offering. Sales of debt securities would necessarily result in interest expense and would risk the loss of the Company's assets if MEDY were to become unable to pay the interest. Offerings of debt securities also could include conversion features requiring the issuance of additional debt or equity securities which, ultimately, also could dilute the ownership of prior shareholders, including purchasers of the shares being offered by the Selling Shareholder in this Offering. (See "Management's Discussion and Analysis" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)

7. Limitations on Ability to Obtain Additional Financing. The agreement between MEDY and the Selling Shareholder contains limitations on MEDY's ability to raise additional capital by issuing convertible debt or equity securities at prices which fluctuate or pursuant to a registration statement for selling security holders other than the Selling Shareholder. Although these restrictions prohibit the Company from raising working capital or other equity investment in a transaction similar to the transactions with the Selling Shareholder until at least August 1999, the Company believes that it will be able to work within these restrictions to the extent it needs additional capital. As recently announced in a Form 8-K reporting an event of October 9, 1998, the Company has entered into a line of credit with an unaffiliated bank which does not conflict with the capital raising limitations contained in the agreement with the Selling Shareholder.


8. Technological Change and Risk of Technological Obsolescence. The medical and dental camera industry and the dental practice management industry, the Company's two principal lines of business, are subject to rapid and significant technological change. Accordingly, MEDY's viability will be dependent on its ability to introduce competitive products to the marketplace in a timely manner and enhance and improve such products to its customers' satisfaction. There can be no assurance that MEDY will be able to keep pace with technological developments or that its products will not become obsolete. (See "Item 1 Business" in MEDY's annual report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)

9. Competition -- MEDY and CADI. MEDY's operations and product lines are subject to a high level of competition from foreign, as well as domestic, manufacturers of color medical and dental video cameras and other medical devices which are currently manufactured and sold by MEDY, or which MEDY may develop in the future. Some competitors are affiliated with large companies with substantial economic and personnel resources which greatly exceed those of MEDY. There can be no assurance that MEDY will be able to compete successfully with other companies.

     In addition, there are a large number of competitors in the dental practice management area. Most of these competitors are smaller businesses, and to MEDY's knowledge CADI is the largest supplier of dental practice management software in the United States. CADI's software is Y2K compliant, unlike the software offered by some of CADI's competitors. There can be no assurance, however, that competitors may not reduce CADI's market share by offering their proprietary version of dental practice management software. CADI plans to compete with these other businesses by continuing to upgrade its software and by continuing to package the dental practice software it with a complete office system of hardware and software.


     (See "Item 1 - Business" in MEDY's annual report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)


10. Potential Conflicts of Interest. There have been significant conflicts of interest in the operation and management of MEDY, including the purchase by MEDY of certain equipment and patents from its directors and executive officers, granting of royalties, loans made available to MEDY through its Chairman, and the employment by MEDY of sons of two of MEDY's directors. These transactions were not negotiated at arms' length, although the Board of Directors believes that all of these transactions were fair to and in the best interests of MEDY. Although MEDY uses its best efforts to minimize conflicts of interest, the existence of such conflicts may impact MEDY in its business activities. (See "Item 1 - Business" and "Item 13 - Certain Relationships and Related Transactions" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)


11. Dependence on Management. At present, the success of MEDY is dependent upon the active participation of its management, MEDY's Chairman and principal shareholder, Dr. Adair, and its Chief Executive Officer, Van Horsley, Dr. Adair's step-son. CADI's operations are significantly dependent on the continued availability of the services of Daniel L. Richmond and Chae U. Kim. The loss of the services of any of these persons would have a material adverse effect on the Company. In the event of such a loss, MEDY can give no assurance that it could replace either person without incurring substantial additional expense. MEDY does not have employment contracts with either Mr. Horsley or Dr. Adair. Both Messrs. Richmond and Kim are subject to five year employment agreements. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)

12. Government Regulation. Because certain of the products that MEDY manufactures are used in surgery and other medical applications, the products are subject to regulations of and close scrutiny by agencies of the federal government, including the FDA. Although MEDY believes that its facilities are in compliance with all applicable regulations, MEDY can give no assurance that it will be able to comply fully with all of the government regulations to which it is subject. Failure to comply strictly with all FDA requirements (not all of which are written) may result in sanctions as severe as the cessation of MEDY's manufacturing business which would have a material adverse effect on MEDY. Although MEDY has had difficulty in certain instances in the past in obtaining FDA approval on new products, MEDY's current business in not materially dependent on this issue and, therefore, this is not deemed to be a significant risk. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)


13. Protection of Technology. Although MEDY obtains secrecy agreements from its employees and others having access to its trade secrets and holds patents on certain of its technology, such agreements and patents do not afford complete protection against the unauthorized use of such information by others. Furthermore, the costs of prosecuting persons who may accidentally or intentionally infringe on MEDY's patents or divulge its trade secrets can be expensive and time consuming. The unauthorized use of MEDY's trade secrets and the infringement of its patents could have a material adverse effect on MEDY and its ability to compete. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)


14. Significant Investment in Intangible Assets. As a result of the acquisitions of CADI, IPS and CDS, MEDY has a significant investment in intangible assets, amounting to approximately $4,700,000 (59% of MEDY's total assets). The expenses associated with the annual amortization of the intangible assets will make it more difficult for MEDY to realize net income. Because intangible assets are incapable of precise valuation, it may be necessary for MEDY to reduce the balance sheet valuation of these assets at some later point, although MEDY has no intention or basis to do so at the present time. (See MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.)

15. Limited Public Market; Price Volatility; and No Assurance of Liquidity. There currently is a limited public market for MEDY's Common Stock. No assurance can be given that a market for the Common Stock will continue subsequent to this offering or that purchasers will be able to resell their securities at the purchase prices paid in this Offering, or liquidate their investment without considerable delay, if at all. If a market does continue, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of the securities offered. Also, some brokerage firms may not effect transactions in securities that trade below a stipulated price.

     Further, most lending institutions will not permit the use of low-priced or thinly traded securities as collateral for loans.


16. Dependence on Principal Customers. In the past, MEDY has been dependent on a limited number of principal customers. During the 1997 fiscal year, MEDY's principal customer which accounted for 61% of MEDY's revenues was Information Presentation Systems, Inc., of Marietta, Georgia. IPS purchased certain of MEDY's camera products and packaged the products with other hardware and software, including CADI's software, for resale. As described elsewhere in this Prospectus, MEDY, though CADI, acquired IPS in February 1998. (See MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, "Item 1 - Business" and Item 6 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and subsequent reports identified above in "Documents Incorporated by Reference", which reports are incorporated by reference.) which report is incorporated by reference). As a result of the IPS acquisition during the 1998 fiscal year, the Company does not expect that it will have any single customer accounting for more than 10% of its sales during the 1998 or subsequent fiscal years, although it is possible that there may be significant customers in future fiscal years.


17. No Dividends Paid or Contemplated. No dividends have been paid by MEDY in the past and dividends are not contemplated in the foreseeable future. Investors who anticipate the need of either immediate or future income by way of dividends from their investment should refrain from the purchase of Shares offered hereby.


18. Year 2000 Compliance. Although there can be no assurance, MEDY does not anticipate that it will suffer any adverse impact as a result of Year 2000
     (Y2K) computer software issues either as a result of third party non-compliance or as a result of internal matters. None of the information technology or other software and hardware systems utilized by MEDY and its subsidiaries incorporates technology that is incapable of recognizing dates beyond December 31, 1999. CADI, through its internal staff, has developed its dental practice management software for the Windows platform and, consequently, such software recognizes dates beyond December 31, 1999. While CADI is still supporting some software which is DOS-based or otherwise may not be Y2K compliant, the customers using this software have been advised of their need to upgrade their office software in anticipation of Y2K. Even if MEDY or CADI were to provide the necessary software upgrade to these customers at no cost (which CADI does not have an obligation to do), the total loss to MEDY would be less than $60,000 in revenues and is not considered to be material. Because CADI's dental practice management software is Y2K compliant, CADI and MEDY believe that this offers them a marketing opportunity in that much of their competitors' software currently being utilized by dental offices is not Y2K compliant and will need to be replaced by those offices before December 31, 1999. There can be no assurance, however, that these offices will all purchase dental practice management systems from CADI.

                                 USE OF PROCEEDS
                                 ---------------



     The Selling Shareholder will receive all proceeds from the sale of the Shares offered and sold under this Prospectus.

     If, and to the extent, the 1997 and 1998 Warrants are exercised for cash, the Company will receive proceeds equal to the aggregate exercise price of the warrants, approximately $672,600 if all of the warrants are exercised for cash. The 1997 and 1998 Warrants allow the holder to effect a "cashless" exercise of the Warrants. These warrants are described under the captions "The 1997 Debentures and Warrants" and "The 1998 Debentures and Warrants" in this Prospectus under "Selling Shareholder." Any proceeds the Company receives from the exercise of these warrants will be used for working capital.

                                   THE COMPANY
                                   -----------


     Medical Dynamics, Inc., a Colorado corporation incorporated in March 1971 (referred to herein as "MEDY" or the "Company"), is engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. MEDY's principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. MEDY has been manufacturing such cameras since August of 1981. In October 1997 MEDY acquired 100% of the outstanding capital stock of Computer Age Dentist, Inc. (CADI), a California corporation based in Los Angeles, California. CADI is engaged in the development and sale of Practice Management Software and related electronic services to the dental profession. In February 1998 CADI acquired by merger Information Presentation Systems, Inc. of Marietta, Georgia, a supplier of customized multimedia systems for use in a variety of dental operatory environments. In April 1998, CADI acquired by merger Command Dental Systems of Farmington Hills, Michigan, which develops and markets turn-key computer systems for the efficient management of dental practices. In reviewing MEDY's financial statements which are incorporated herein by reference, it should be noted that a substantial portion of the Company's revenues for fiscal 1998 derives from the businesses acquired by MEDY during fiscal 1998 and not from MEDY's historical businesses of medical and dental camera manufacturing.

     MEDY's principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Its telephone number at that address is (303) 790-2990.


                               SELLING SHAREHOLDER
                               -------------------

     The Tail Wind Fund, Ltd. ("Tail Wind" or the "Selling Shareholder") is not an affiliate of MEDY, nor has the Selling Shareholder or any affiliate of the Selling Shareholder had any position, office or other material relationship with MEDY within the past three years, except as disclosed below. Tail Wind's business address is Windermere House, P.O. Box SS-5539, Nassau, Bahamas.

     Of the Shares offered hereby, _____________ have been issued upon the conversion of certain of the 1997 Debentures but not yet sold by Tail Wind. The balance are issuable upon the conversion of the outstanding 1998 Debentures (of which $1,500,000 in face amount are outstanding), the payment of interest related thereto and upon the exercise of the 1997 and 1998 Warrants. There are no 1997 Debentures remaining to be converted as of November 5, 1998. The Selling Shareholder does not own, directly or indirectly, any other shares of Common Stock. Assuming that the Selling Shareholder sells all Shares offered hereby, although there is no requirement that it do so, it will beneficially own no shares of Common Stock at the conclusion of the Offering.

     The exact number of shares to be offered and sold is not known at the date of this Prospectus because the shares will be acquired upon conversion of convertible securities at varying prices, most of which will be converted based on the market price of the Common Stock on the date of conversion. Were the 1998 Debentures converted in full at the Market Price set forth on the cover page of this Prospectus and the 1997 and 1998 Warrants exercised in full, the following number of shares of Common Stock would be issued:

     1997 Warrants             84,615 shares of Common Stock, exercisable
                               through October 31, 2000 at a price of $3.375 per
                               share
     1998 Debentures           800,000 shares
     1998 Warrants             150,000  shares  of Common
                               Stock,  exercisable through July 31,
                               2003 at a price of $2.58 per share,

The Selling Shareholder has agreed that it will at no time own more than 4.99% of the Common Stock. This limitation prohibits the Selling Shareholder from converting the convertible securities or exercising the 1997 or 1998 Warrants to the extent that conversion or exercise would result in the Selling Shareholder owning more than 4.99% of the issued and outstanding shares of Common Stock. This limitation is referred to in this Prospectus as the "5% Limitation." As a result of the 5% Limitation and pursuant to SEC Rule 13d-4, , the Selling Shareholder disclaims beneficial ownership of all shares to the extent such ownership would result in it exceeding the 5% Limitation. If all the Shares being offered by the Selling Shareholder are sold, the Selling Shareholder will own no shares of the Company's common stock following the completion of the Offering.


     The following is a description of the transaction in which the Selling Shareholder acquired the convertible securities which, if converted or exercised, will result in the issuance of the Shares offered for sale in this Prospectus by the Selling Shareholder.

The 1997 Debentures and Warrants


     On October 31, 1997, in a private placement offering under Regulation D, the Selling Shareholder purchased debentures in an aggregate principal amount of $1,100,000 (the "1997 Debentures"). All of the 1997 Debentures have been converted as of the date hereof into a total of 520,349 shares of MEDY Common Stock.

     In connection with Tail Wind's purchase of the 1997 Debentures, the Company issued to Tail Wind warrants to purchase up to 84,615 shares of Common Stock, exercisable through October 31, 2000 at a price of $3.375 per share (the "1997 Warrants"). The 1997 Warrants contains standard anti-dilution provisions should MEDY issue stock dividends or conduct a stock split or reorganization, or upon occurrence of certain other events. Subject to the 5% Limitation, the 1997 Warrants are currently exercisable.

The 1998 Debentures and Warrants


     On July 31, 1998, in a private placement offering under Regulation D, the Selling Shareholder purchased debentures in an aggregate principal amount of $1,100,000 and, on November ___, 1998, purchased an additional $400,000 principal amount (the "1998 Debentures"). The 1998 Debentures bear interest at 8% per annum, with interest payable semi-annually on January 5 and July 5 of each year, commencing January 5, 1999. Principal and accrued but unpaid interest is due in full on July 31, 2003. Events of default under the 1998 Debentures which could result in acceleration of amounts due, among other things, include:
(i) failure to pay any amounts of principal or interest when due; (ii) failure of the Common Stock to be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange; and/or (iii) events of bankruptcy and similar events.

     The Company may, at its option, pay accrued interest on the 1998 Debentures with shares of its Common Stock valued at Market Price. Based on the Market Price set forth on the cover page of this Prospectus, assuming all accrued interest on the 1998 Debentures is paid in shares of Common Stock and that the 1998 Debentures are held to maturity, the Company will pay Tail Wind approximately 311,467 shares of Common Stock (the "1998 Interest Shares").

     Tail Wind is entitled to convert the 1998 Debentures, in whole or in part, into shares of Common Stock at the lesser of Market Price or the "Ceiling Price" at any time from and after November 29, 1998 as to one-third of the1998 Debentures, on and after January 27, 1999 as to two-thirds of the 1998
Debentures, and on and after March 29, 1999 as to the full amount of the 1998 Debentures. For purposes of the 1998 Debentures, "Ceiling Price" means 105% of the average closing bid price of the Common Stock for the 20 trading days immediately preceding the effective date of this registration statement. If conversion has not occurred by July 31, 2000, the Ceiling Price thereafter will mean 105% of the Market Price on July 31, 2000 if the adjustment would result in a lower price, except that the Ceiling Price will not be adjusted below $2.25 per share. Assuming that Tail Wind can and elects to convert the full amount of the 1998 Debentures into shares of Common Stock, based on the Market Price set forth on the cover page of this Prospectus, Tail Wind would receive 800,000 shares of Common Stock (the "1998 Conversion Shares").


     In connection with Tail Wind's purchase of the 1998 Debentures in July and November 1998, the Company issued to Tail Wind warrants to purchase up to a total of 150,000 shares of Common Stock, exercisable through July 31, 2003 at a price of $2.58 per share (the "1998 Warrants"). The 1998 Warrants contains anti-dilution provisions should MEDY issue stock dividends or conduct a stock split or reorganization, or upon occurrence of certain other events. Subject to the 5% Limitation, the 1998 Warrants are currently exercisable.

     If MEDY is unable to meet the effectiveness requirement for the shares underlying the 1998 Debentures and Warrants, maintain effectiveness of this registration statement, or maintain the listing of the Common Stock on the Nasdaq SmallCap or the NMS Market (or senior stock exchange), MEDY will be required to pay liquidated damages to the Selling Shareholder in an amount equal to 2% of the aggregate principal amount of the 1998 Debentures for each month or portion thereof following the required effectiveness date during which the registration statement is not effective. In such event, MEDY shall bear all reasonable fees or costs incurred by Tail Wind for legal counsel as a result of the filing of any post-effective amendments to the Registration Statement. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in cash (not Common Stock). The registration rights agreement contains standard cross-indemnification provisions and requirements for contribution should the indemnification provisions be found to be unavailable.


                              PLAN OF DISTRIBUTION
                              --------------------

     The Selling Shareholder has advised MEDY that it may sell the Shares in one or more transactions (which may involve one or more block transactions) on the over-the-counter markets on Nasdaq and upon terms then prevailing or at prices related to the then current market price, or in separately negotiated transactions or in a combination of such transactions. The Shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. The Selling Shareholder may also sell Shares in accordance with Rule 144 under the Securities Act of 1933, as amended, if Rule 144 is then available. The Selling Shareholder may be deemed to be an underwriter of the Shares offered hereby within the meaning of the Securities Act of 1933, as amended.

     In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated by the Selling Shareholder. The Selling Shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Shareholder (including, without limitation, in connection with the distribution of the Common Stock by such broker-dealers). The Selling Shareholder may also engage in short sales of the Common Stock and may enter into option or other transactions with broker-dealers that involve the delivery of the Common Stock to the broker-dealers, who may then resell or otherwise transfter such Common Stock. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed broke-dealers.

     MEDY will pay all of the expenses incident to the filing of this Registration Statement, estimated to be $25,000. These expenses include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal and other fees in connection with the qualification of the sale of the Shares under the laws of certain states (if any), registration and filing fees, printing expenses, and other expenses. The Selling Shareholder will pay all other expenses incident to the offering and sale of the Shares to the public, including commissions and discounts of underwriters, brokers, dealers or agents, if any. MEDY has agreed to use its best efforts to keep the registration of the Shares offered hereby effective until the date upon which all of the Shares offered by the Selling Shareholder have been sold.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock

     Authorized. MEDY is authorized to issue 30,000,000 shares of $.01 par value common stock (the "Common Stock"). No holder of any shares of Common Stock has any preemptive right to subscribe to any of MEDY's securities. Upon dissolution, liquidation or winding up of MEDY, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock and Preferred Stock if any shares are outstanding. All shares of Common Stock outstanding are fully paid and nonassessable and, when issued, the shares offered hereby will be fully paid and nonassessable.

     Issued and Outstanding. On August 31, 1998, MEDY had issued and outstanding 9,991,739 shares of Common Stock. This number does not include any of the estimated 2,449,532 shares comprising the 1997 and 1998 Conversion Shares, the 1997 and 1998 Interest Shares and the 1997 and 1998 Warrant Shares which, if and when issued, will be offered for sale pursuant to this Prospectus by the Selling Shareholder. For information about these shares, see the description contained under the caption "Selling Shareholder" above.

     Dividends. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the rights, if any, of holders of any outstanding shares of Preferred Stock. MEDY has not declared or paid any dividends on its Common Stock and does not anticipate the declaration or payment of dividends in the foreseeable future.

     No Cumulative Voting. Each holder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders.

The stockholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining less than 50% of the shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

     No Preemptive Rights. Holders of Common Stock are not entitled to preemptive rights to purchase additional shares of Common Stock when offered for sale by the Company.

Preferred Stock

     MEDY is authorized to issue up to 5,000,000 shares of $.001 par value Preferred Stock, in series to be designated by the Board of Directors (the "Preferred Stock"). No shares of Preferred Stock have been issued and it is not contemplated that any shares of Preferred Stock will be issued by MEDY in the immediate future; however, the Board may use its ability to issue Preferred Stock to effect the business purposes of MEDY.

     Material provisions concerning the terms of any series of Preferred Stock such as dividend rate, conversion features and voting rights, will be determined by the Board of Directors of MEDY at the time of such issuance. The ability of the Board to issue Preferred Stock also could be used by MEDY as a means of resisting a change of control of MEDY and, therefore, could be considered an "anti-takeover" device.

1997 and 1998 Debentures and Warrants

     For a description of these securities, see "1997 Debentures and Warrants" and "1998 Debentures and Warrants" under the caption "Selling Shareholder" in this Prospectus.

Stock Options

     Exclusive of the 1997 Warrants and the 1998 Warrants, on July 31, 1998, MEDY had outstanding stock options to purchase 3,801,237 shares of Common Stock exercisable at exercise prices ranging between $1.00 and $4.50 per share. Certain of these options are only exercisable upon the Company achieving certain performance goals.

Transfer and Warrant Agent

     The transfer agent for MEDY's Common Stock and Warrant Agent for MEDY's Common Stock is Continental Stock Transfer & Trust Co., 72 Reade Street, New York, New York 10007.


                                  LEGAL MATTERS
                                  -------------

     The firm of Norton * Lidstone, LLC, 5445 DTC Parkway, Suite 850, Englewood, CO 80111, has acted as counsel for MEDY in connection with this offering and has passed upon the validity of the securities offered hereby.

                                     EXPERTS
                                     -------

     The financial statements of Medical Dynamics, Inc. for the years ended September 30, 1997 and 1996 incorporated into the Registration Statement by reference have been audited by Hein + Associates LLP, independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.

NO PERSON  HAS BEEN  AUTHORIZED  TO GIVE
ANY     INFORMATION    OR    MAKE    ANY
REPRESENTATIONS  NOT  CONTAINED  IN THIS
PROSPECTUS  AND, IF GIVEN OR MADE,  SUCH
INFORMATION OR REPRESENTATIONS  MUST NOT
BE RELIED UPONAS HAVING BEEN  AUTHORIZED
BY  MEDY.   THIS   PROSPECTUS  DOES  NOT
CONSTITUTE   AN   OFFER   TO   SELL   OR
SOLICITATION  OF AN  OFFER TO BUY ANY OF
THE  SECURITIES  TO  ANY  PERSON  IN ANY
JURISDICTION   WHERE   SUCH   OFFER   OR
SOLICITATION  WOULD  BE  UNLAWFUL.   THE
DELIVERY OF THIS  PROSPECTUS AT ANY TIME
DOES  NOT  IMPLY  THAT  THE  INFORMATION
HEREIN  IS   CORRECT   AS  OF  ANY  TIME
SUBSEQUENT TO ITS DATE.


         MEDICAL DYNAMICS, INC.


TABLE OF CONTENTS
-----------------

AVAILABLE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
THE COMPANY
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
         --------------------------------------------

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.


     Registration and filing fee                          $1,181
     Printing                                              1,000
     Accounting fees and expenses                          5,000
     Legal fees and expenses                              12,000
     Blue sky filing fees and expenses                     2,000
     Transfer and Warrant Agent fees                         500
     Miscellaneous                                         3,319
                                                        --------

                Total                                   $ 25,000
                                                        ========

Item 15. Indemnification of Directors and Officers.
         ------------------------------------------

     Section 7-109-102 of the Colorado Revised Statutes and the Registrant's Articles of Incorporation, under certain circumstances provide for the indemnification of the Registrant's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation and the relevant Section of the Colorado Revised Statutes.

     In general, the statute provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the director was a party by reason of such status. Such indemnity may be provided if the director's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Registrant's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Registrant's best interest with respect to other actions; and
(iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the director is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     The statutory provisions further provide that unless limited by a corporation's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he as a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     In addition to the foregoing, unless hereafter limited by the Registrant's articles of incorporation, a court, upon petition by an officer or director, may order the Registrant to indemnify such officer or director against liabilities arising in connection with any proceeding. A court may order the Registrant to provide such indemnification, whether or not the applicable standard of conduct described above was met by the officer or director. To order such indemnification the court must determine that the petitioner is fairly and reasonably entitled to such indemnification in light of the circumstances. With respect to liabilities arising as a result of proceedings on behalf of the Registrant, a court may only require that a petitioner be indemnified as to the reasonable expenses incurred.

     Indemnification in connection with a proceeding by or in the right of the Registrant in which the director is successful is permitted only with respect to reasonable expenses incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable for negligence or misconduct. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Colorado law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding, in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written statement of his belief that he met the applicable standard of conduct required to permit such indemnification. The person seeking such expense advances must also provide the Registrant with a written agreement to repay such advances if it is determined the applicable standard of conduct was not met. A determination must also be made that the facts known to the Registrant would not preclude indemnification.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Registrant's Articles of Incorporation, Bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the Colorado statutes and any limitations upon indemnification set forth in the Articles of Incorporation.

     The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant. The registration rights agreements dated July 31, 1998, and October 31, 1997 between the Registrant and Tail Wind., provides for cross indemnification by the Registrant and Tail Wind, in certain circumstances, including for certain securities laws violations.

Item 16. Exhibits and Financial Statement Schedules.
         -------------------------------------------

     (a) Exhibits. The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Number           Description
------           -----------

4.1* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.2* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.3* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

4.4* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

5.1+      Opinion and Consent of Norton * Lidstone, LLC.

10.1* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0- 8632)

10.2* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

10.3* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

10.4* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

23.1+     Consent of Norton * Lidstone, LLC. (See Exhibit 5.1)

23.2+     Consent of Hein + Associates LLP.

*         Previously filed.
+         Included herewith.

Item 17. Undertakings.
----------------------

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Registrant's Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Arapahoe County, State of Colorado, on November 6, 1998.

                                            MEDICAL DYNAMICS, INC.

                                            By: /s/ Van A. Horsley
                                               ---------------------------------
                                               Van A. Horsley, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                          Title                             Date
----------                          -----                             ----

/s/ Edwin L. Adair                 Director                           November 6, 1998
------------------------
Edwin L. Adair, M.D.

/s/ Pat Horsley Adair              Director                           November 6, 1998
------------------------
Pat Horsley Adair

/s/ I. Dean Bayne                  Director                           November 6, 1998
------------------------
I. Dean Bayne, M.D.

/s/ Van A. Horsley                 Director,                          November 6, 1998
------------------------           Principal Financial Officer,
Van A. Horsley                     Principal Accounting Officer
                                   and Chief Executive Officer


/s/ Leroy Bilanich                 Director                           November 6, 1998
------------------------
Leroy Bilanich

/s/ Daniel L. Richmond             Director                           November 6, 1998
------------------------
Daniel L. Richmond

/s/ Chae U. Kim                    Director                           November 6, 1998
------------------------
Chae U. Kim


                                  Page 30 of 33